Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-3
(Form Type)

loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, $0.001 par value	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Depositary Shares	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Units	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf (1)	—	Rule 457(o)	(2)	(2)	$250,000,000(3)	0.00013810	$34,525
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$250,000,000		$34,525
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$34,525

(1)
Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price will be determined from time to time in connection with an issuance of securities hereunder.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.